Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated June 9, 2008, accompanying the consolidated financial statements, schedule and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Rentrak Corporation and Subsidiaries on Form 10-K for the year ended March 31, 2008. We hereby consent to the incorporation by reference of said reports in this Registration Statement of Rentrak Corporation on Form S-8.

/s/GRANT THORNTON LLP

Portland, Oregon

September 23, 2008